Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

TEWKSBURY, Mass. — Oct. 24, 2007 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the third quarter ended September 30, 2007. Net revenues for the third quarter of 2007 were $36.7 million, a sequential increase of 19% from the second quarter of 2007 and an increase of 4% from the third quarter of 2006. Third quarter 2006 revenues included $15.7 million of previously deferred revenue associated with our establishing vendor specific objective evidence of fair value for maintenance and support related to a certain class of customer. Net revenues for the nine months ended September 30, 2007 were $95.2 million, up 36% from the same period a year ago.

Net income for the third quarter of 2007 was $1.6 million, or $0.02 per diluted share, compared to net income of $3.4 million, or $0.03 per diluted share, for the second quarter of 2007 and net income of $3.3 million, or $0.02 per diluted share, for the third quarter of 2006. Net income for the nine months ended September 30, 2007 was $7.3 million, up 51% from the same period in 2006. Third quarter 2007 results included $3.8 million of non-cash stock-based compensation expenses compared to similar expenses of $3.3 million in the second quarter of 2007 and $260,000 in the third quarter of 2006. The results for the first nine months of 2007 included $8.5 million of non-cash stock-based compensation expenses compared to similar expenses of $0.5 million in the same period of 2006.

Excluding the impact of stock-based compensation and assuming preferred shares were converted as of the beginning of the applicable period, non-GAAP net income for the third quarter of 2007 was $5.4 million, or $0.08 per share, and non-GAAP net income for the nine months ended September 30, 2007 was $15.8 million, or $0.25 per share, compared to non-GAAP net income for the third quarter of 2006 of $3.5 million, or $0.06 per share, and non-GAAP net income for the nine months ended September 30, 2006 of $5.3 million, or $0.10 per share.

Operational Highlights

Highlights for the third quarter of 2007 included several key business initiatives and milestones. The company:

•                  Began shipments of its ST40 multimedia core platform. The ST40 builds on the multimedia core platform leadership position Starent established with its ST16. The ST40 offers increased performance along with the high availability required by today’s multimedia broadband 3G networks, and is readily upgradeable to respond to evolving 4G radio networks as well as IP Multimedia Subsystem (IMS) and Multimedia Domain (MMD) functions.

- more -

Starent Reports Third Quarter 2007 Earnings

•                  Expanded its footprint in the Western European and Asia Pacific regions, with solutions at various stages of deployment in UMTS networks in the UK, Germany and Australia. Additionally, Starent added its first major European Mobile Virtual Network Operator as a customer in the quarter.

•                  Announced Intelligent Traffic Control (ITC) as part of its In-line Services product portfolio. ITC enables the mobile operator to interactively allocate network resources based on subscriber, application or business policies. With ITC, the mobile operator can appropriately shape selected applications for a higher degree of network efficiency and service delivery on a per-subscriber basis.

•                  Introduced a Home Agent solution for Mobile WiMAX networks. The solution is designed to provide seamless roaming between 3G and Mobile WiMAX networks, uniform delivery of Starent In-line Services and utilization of common billing and accounting infrastructure. The Starent Home Agent (HA) for Mobile WiMAX joins the Starent Access Services Network Gateway (ASN-GW) as part of the company’s Mobile WiMAX product portfolio.

Conference Call Information

Date:	October 24, 2007
Time:	5:00 p.m. Eastern time
Toll-free North America:	888-713-4213
International dial-in number:	617-213-4865
Passcode:	77507826
Live webcast:	Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference through October 31, 2007. To access the replay, parties in the United States and Canada should call 888-286-8010 and international parties should call 617-801-6888. The passcode for the replay is 69142790. An archived version of the webcast will be available until December 31, 2007 on the company’s website at http://ir.starentnetworks.com.

About Starent

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide network functions and services, including access from a wide range of radio networks to the operator’s packet core network. Starent Networks’ solutions also provide management of subscriber sessions moving between networks and application of billing and other session policies. Starent Networks’ products and services provide high performance and system intelligence by combining significant computing power, memory and traffic handling capabilities with a flexible, high availability operating system and other proprietary software. The company’s products integrate multiple network functions and services needed for the delivery of advanced multimedia services, such as video, Internet access, voice-over-IP, e-mail, mobile TV, photo sharing and gaming. Starent Networks’ products have been deployed by over 60 mobile operators in 25 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: our position in the multimedia core network platform market; our expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for fiscal year 2007; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve its goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties

2

Starent Reports Third Quarter 2007 Earnings

that could cause our actual results to differ materially from those anticipated. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, including our new ST40 platform; our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our revenue; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our Registration Statement on Form S-1 filed with the SEC, as amended, including the “Risk Factors” section in the final Prospectus, dated June 5, 2007, relating to our initial public offering and in our most recent Quarterly Report on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent’s website at http://ir.starentnetworks.com.

# # #

Starent®, ST16®, and ST40™ are trademarks of Starent Networks, Corp.

3

Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$135,942	$24,010
Short-term investments	14,656	36,144
Accounts receivable	34,859	13,619
Inventories	23,088	14,578
Prepaid expenses and other current assets	5,727	3,193
Total current assets	214,272	91,544

Property and equipment, net	19,792	10,839
Other assets	1,154	845
Restricted cash	594	1,039

Total assets	$235,812	$104,267

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$9,668	$4,249
Accrued expenses	16,932	10,652
Income taxes payable	536	232
Current portion of deferred revenue	43,466	57,106
Total current liabilities	70,602	72,239

Deferred revenue, net of current portion	6,303	6,562
Refundable exercise price of restricted common stock	1,042	707

Redeemable convertible preferred stock	—	130,270

Stockholders' equity (deficit)
Common stock	64	7
Additional paid-in capital	256,014	—
Accumulated other comprehensive loss	(5)	(1)
Accumulated deficit	(98,208)	(105,517)
Total stockholders' equity (deficit)	157,865	(105,511)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$235,812	$104,267

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Product	$31,588	$31,642	$81,160	$61,108
Service	5,103	3,596	14,026	8,953
Total revenues	36,691	35,238	95,186	70,061

Cost of revenues:
Product	7,422	13,240	18,176	20,534
Service	2,723	429	6,052	1,133
Total cost of revenues	10,145	13,669	24,228	21,667
Gross profit	26,546	21,569	70,958	48,394

Operating expenses:
Research and development	10,612	7,421	28,263	17,126
Sales and marketing	11,940	8,983	27,876	21,728
General and administrative	4,164	2,317	10,405	5,816
Total operating expenses	26,716	18,721	66,544	44,670
Income from operations	(170)	2,848	4,414	3,724

Other income (expense), net	2,122	645	3,631	1,493
Income before income tax expense	1,952	3,493	8,045	5,217
Income tax expense	(329)	(243)	(736)	(386)
Net income	$1,623	$3,250	$7,309	$4,831
Accretion on redeemable convertible preferred stock	—	(1,997)	(3,445)	(5,991)
Net income allocated to convertible preferred stock	—	(1,079)	(1,703)	—
Net income (loss) applicable to common stockholders	$1,623	$174	$2,161	$(1,160)

Net income (loss) per share applicable to common stockholders:
Basic	$0.03	$0.02	$0.07	$(0.17)
Diluted	$0.02	$0.02	$0.06	$(0.17)

Weighted-average shares used in computing net income (loss) per common share:
Basic	64,039	7,133	32,108	6,938
Diluted	70,685	9,357	38,260	6,938

Stock-based compensation included in the lines above:
Cost of revenues	$221	$10	$419	$18
Research and development	1,947	85	4,088	167
Sales and marketing	650	89	1,643	187
General and administrative	948	76	2,370	120
	$3,766	$260	$8,520	$492

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent's underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Gross profit
Total revenues	$36,691	$35,238	$95,186	$70,061
Total cost of revenues	10,145	13,669	24,228	21,667
Gross profit	$26,546	$21,569	$70,958	$48,394

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	221	10	419	18
Non-GAAP gross profit	$26,767	$21,579	$71,377	$48,412

Operating expenses:
Research and development	$10,612	$7,421	$28,263	$17,126
Sales and marketing	11,940	8,983	27,876	21,728
General and administrative	4,164	2,317	10,405	5,816
Total operating expenses	$26,716	$18,721	$66,544	$44,670

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,947	$85	$4,088	$167
Sales and marketing	650	89	1,643	187
General and administrative	948	76	2,370	120

Non-GAAP operating expenses:
Research and development	$8,665	$7,336	$24,175	$16,959
Sales and marketing	11,290	8,894	26,233	21,541
General and administrative	3,216	2,241	8,035	5,696
Non-GAAP operating expenses	$23,171	$18,471	$58,443	$44,196

Income from operations	$(170)	$2,848	$4,414	$3,724

Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	3,766	260	8,520	492
Non-GAAP income from operations	$3,596	$3,108	$12,934	$4,216

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

GAAP net income	$1,623	$3,250	$7,309	$4,831

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation	3,766	260	8,520	492
Non-GAAP net income (1)	$5,389	$3,510	$15,829	$5,323

Non-GAAP net income per common share (1)	$0.08	$0.06	$0.25	$0.10

Weighted-average shares used in computing net income (loss) per common share:
Diluted	70,685	9,357	38,260	6,938

Redeemable convertible preferred shares on an “as-converted” basis (2)	—	44,288	25,308	44,288
Common stock equivalents (3)	—	2,224	—	2,391
Non-GAAP diluted weighted-average shares	70,685	55,869	63,568	53,617

(1)     Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R). While a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)     Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the applicable period. Convertible preferred shares were converted into common shares as of June 6, 2006, the effective date of our initial public offering. We believe investors prefer to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

(3)     Represents common stock equivalents related to outstanding options determined under the treasury method but not included in the GAAP determination of earnings per share as their effect was anti-dilutive.

Source: Starent Networks, Corp.

Contact:

John Delea

Vice President Finance, Investor Relations, Administration

Starent Networks, Corp.

978-863-3743